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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the use in this Current Report of InfoSpace.com, Inc. on Form 8-K/A of our report dated February 11, 1999 on the financial statements of INEX Corporation appearing in the Prospectus, which is a part of the Registration Statement on Form S-1, as amended December 10, 1999.


/s/ PricewaterhouseCoopers LLP

Toronto, Canada
December 20, 1999